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Exhibit 23.01

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-55244, 333-83632, 333-92837 and Form S-3 No. 333-88492) of our report dated January 23, 2003 with respect to the consolidated financial statements and schedule of GRIC Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

San Jose, California
March 27, 2003

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  Exhibit 23.01
Consent of Ernst & Young LLP, Independent Auditors